SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

Charter Communications, Inc.
CCO Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware
Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
333-112593	86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 26, 2016, the Board of Directors (the “Board”) of Charter Communications, Inc. (the “Company”) appointed Kim C. Goodman to serve as a director on the Board. The Board also appointed Ms. Goodman to serve on the Audit Committee of the Board. With Ms. Goodman's appointment to the Audit Committee, Craig A. Jacobson stepped down from the Audit Committee. In connection with her appointment, the Board granted Ms. Goodman restricted stock with a value of $97,500, which was calculated by prorating the amount of the annual restricted stock grant made to each of the Company’s non-employee directors under the Company’s compensation program for non-employee directors. Also on July 26, 2016, the Board appointed John Bickham, the Company's Chief Operating Officer, to the added position of President of the Company. Prior to this appointment, Thomas Rutledge, the Company’s Chairman and Chief Executive Officer, held the President title. Additional information regarding Mr. Bickham, including his business experience, is set forth in the Company’s definitive proxy statement filed on March 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Chief Accounting Officer

CCO HOLDINGS, LLC,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Chief Accounting Officer
Date: August 1, 2016